Riviera Holdings Third Quarter 2005 Conference Call Set for November 8

    LAS VEGAS, Oct. 25 / PR Newswire-First Call / -- In conjunction with the release of Riviera Holdings Corporation's (Amex: RIV) third quarter financial results, the Company will hold a conference call on Tuesday, November 8, 2005 at 2 p.m. Eastern Time.

     What:        Riviera Holdings Third Quarter 2005 Financial Results

     When:        Tuesday, November 8, 2005, 2 p.m. ET/ 11 a.m. PT

     Where:
     http://phx.corporateir.net/playerlink.zhtml?c=96408&s=wm&e=1139069 or www.theriviera.com

     How: Live and rebroadcast over the Internet - simply log onto the web at one of the above addresses

     Live call
     via telephone:  800-289-0436

     Replay
     information:    888-203-1112, code 8688473

     Contact
     information:    Betsy Truax 208-241-3704 or BetsyT@cableone.net

    About Riviera Holdings:
    Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.